Exhibit 99.3

NEWS

FOREST OIL CORPORATION	FOR FURTHER INFORMATION
707 17th STREET, SUITE 3600	CONTACT: LARRY C. BUSNARDO
DENVER, COLORADO 80202	DIRECTOR - INVESTOR RELATIONS
303.812.1441

FOR IMMEDIATE RELEASE

FOREST OIL ANNOUNCES PRIVATE OFFERING OF

$300 MILLION OF SENIOR NOTES DUE 2020

DENVER, COLORADO — September 12, 2012 - Forest Oil Corporation (NYSE:FST) (Forest or the Company) today announced that it intends to commence a private offering to eligible purchasers, subject to market and other conditions, of $300 million in aggregate principal amount of senior unsecured notes due 2020 (the “Senior Notes”).  The Senior Notes will be guaranteed by Forest Oil Permian Corporation, a subsidiary of Forest.

Forest intends to use the net proceeds from the offering, together with borrowings under its bank credit facility, to fund a proposed redemption of 50% of the aggregate principal amount of its outstanding 8.5% Senior Notes due 2014 (the “2014 Notes”).  The principal amount outstanding of the 2014 Notes is $600 million.

The Senior Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance upon Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States in reliance upon Regulation S under the Securities Act.

The Senior Notes have not been registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.  This press release is being issued pursuant to Rule 135c under the Securities Act, and does not and shall not constitute an offer to sell, or the solicitation of an offer to buy, the Senior Notes, nor shall there be any sale of the Senior Notes in any state in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.  This press release does not and shall not constitute a notice of redemption of the 2014 Notes.  Such notice will be given to holders of the 2014 Notes in the manner prescribed in the indenture governing the 2014 Notes and at the appropriate time.

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Forest intends, assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should, or may occur in the future are forward-looking statements. The forward-looking statements provided in this press release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Forest cautions that future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures, and other forward-looking statements relating to Forest are subject to all of the risks and uncertainties normally incident to their exploration for and development and production and sale of liquids and natural gas.

These risks relating to Forest include, but are not limited to, oil and natural gas price volatility, its level of indebtedness, its ability to replace production, its ability to compete with larger producers, environmental risks, drilling and other operating risks, regulatory changes, credit risk of financial counterparties, risks of using third-party transportation and processing facilities and other risks as described in reports that Forest files with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.  Any of these factors could cause Forest’s actual results and plans to differ materially from those in the forward-looking statements.

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Forest Oil Corporation is engaged in the acquisition, exploration, development, and production of natural gas and liquids in the United States and selected international locations.  Forest’s principal reserves and producing properties are located in the United States in Arkansas, Louisiana, Oklahoma, Texas, Utah, and Wyoming.  Forest’s common stock trades on the New York Stock Exchange under the symbol FST.  For more information about Forest, please visit its website at www.forestoil.com.

September 12, 2012